Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

Cue Health Inc.
San Diego, California

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-259758) of Cue Health Inc. of our report dated March 29, 2022, relating to the financial statements, which appears in this Annual Report on Form 10-K.

/s/ BDO USA, LLP

San Diego, California
March 29, 2022